UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

SGB INTERNATIONAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-53490	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

No. 25 Jia He Road, Xinjing Centre, Unit C2606
Siming District, Xiamen City, Fujian  Province
PRC China 361000
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  +86-1361930299
Registrant’s fax number, including area code:  +86-05972265123

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 29, 2012, SGB International Holdings Inc. (“SGB” or the “Company”) held its Annual Meeting of Shareholders for the following purposes:

1.	To set the number of directors for the ensuing year at three (3).

2.	To elect Longwen Lin, Peifeng Huang and Yi Zhang as directors of the Company for the ensuing year.

3.	To appoint MNP LLP, Chartered Accountants, as the auditors of the Company for the ensuing year, at a remuneration to be fixed by the directors.

All proposals were approved by the shareholders. The proposals are described in detail in the Company’s Notice of Annual Meeting of Shareholders and Information Circular filed with the Securities and Exchange Commission on June 11, 2012. The results of each voting proposal were as follows:

(1)           Proposal to set the number of directors for the ensuing year at three (3):

      For                                               Against                         Abstentions             Broker Non-Votes
356,124,091                                          Nil                                    Nil

(2)           Election of Directors:

Nominee                                               For                         Withheld                        Broker Non-Votes

Longwen Lin                                  356,124,091                       Nil
Peifeng Huang                               356,124,091                       Nil
Yi Zhang                                         356,124,091                       Nil

(3)           Proposal to ratify MNP LLP as the Company’s Independent Registered Public Accounting Firm:

      For                                             Against                      Abstentions                    Broker Non-Votes
356,124,091                          Nil                                          Nil

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGB INTERNATIONAL HOLDINGS INC.

Per:	/s/Thomas Yeo
Thomas Yeo
Chief Financial Officer
July 5, 2012